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INDEPENDENT AUDITORS' CONSENT


Total Return U.S. Treasury Fund, Inc.

We consent to the use in Post-Effective Amendment No. 14 to Registration Statement No. 33-12179 of our report dated December 6, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 21, 1996